Exhibit 1.1

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(a Massachusetts corporation)

3,800,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated: December 11, 2003

i

Boston Private Financial Holdings, Inc.

(a Massachusetts corporation)

3,800,000 Shares of Common Stock
(Par Value $1.00 Per Share)

PURCHASE AGREEMENT

December 11, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Sandler O’Neill & Partners, L.P.
as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”), and, at the Company’s request in connection with the letter agreement dated the date hereof (the “Forward Agreement”) between the Company and Merrill Lynch International (“MLI”) relating to the forward sale by the Company of a number of shares of Common Stock (as defined below) equal to the number of shares of Common Stock to be borrowed and sold by MLI pursuant to this Agreement, MLI, confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Sandler O’Neill & Partners, L.P. and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Sandler O’Neill & Partners, L.P. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and MLI (with MLI acting at the Company’s request), acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $1.00 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 570,000 additional shares of Common Stock to cover overallotments, if any.

The shares of Common Stock to be sold by the Company (including any shares of Common Stock sold pursuant to the exercise of the option described in Section 2(b)) are hereinafter called, collectively, the “Company Securities” and the shares of Common Stock to be borrowed and sold by MLI are referred to as the “Borrowed Securities”.  The aforesaid 3,800,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 570,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company and MLI understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-85232).  The registration statement includes a prospectus relating to certain of its senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock and warrants and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to the registration statement.  The registration statement has been declared effective by the Commission.  As provided in Section 3(a), a prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act.  Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the “Prospectus Supplement.”  Such registration statement as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, is hereinafter referred to as the “Registration Statement” and the basic prospectus included in the Registration Statement relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the “Prospectus,” except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term “Prospectus” shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), that are incorporated by reference therein.  Any preliminary prospectus supplement attached to the basic prospectus that was filed omitting certain information regarding the public offering price and description of the Securities pursuant to Rule 424(b)(3) of the rules and regulations of the Commission under the 1933 Act and used prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, any Prospectus Supplement or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

The Company has entered into the following agreements to acquire additional businesses:  a Membership Interest Agreement, dated as of as of September 23, 2003, by and among the Company, Bingham, Osborn & Scarborough, LLC (“Bingham”), Robert D. Bingham, Earl D. Osborn and John S. Scarborough and, for purposes of certain sections therein, William R. Urban, Jeffrey D. Lancaster, David J. Campbell and Carol L. Benz to acquire a 20% interest in Bingham (the “Bingham Acquisition”); an Agreement and Plan of Merger, dated as of July 10, 2003, by and between Boston Private Financial Holdings, Inc. and First State Bancorp (“First State”) to purchase all of the outstanding stock of First State, the holding company of First State Bank of California, (the “First State Acquisition”); and a Limited Liability Company Interest Purchase Agreement by and among Boston Private Financial Holdings, Inc., Dalton, Greiner, Hartman, Maher & Co. (“DGHM”), Value Asset Management, Inc., DGHM Acquisition Co., 1100 Fifth Avenue Partners, Inc., and Timothy G. Dalton, dated as of May 1, 2003, amended by Amendment thereto by and among the parties to the Purchase Agreement, dated as of December 3, 2003, to acquire an 80% interest in DGHM (the “DGHM Acquisition”).

Bingham, First State and DGHM are hereinafter collectively referred to as the “Acquisition Companies.”  The Bingham Acquisition, the First State Acquisition and the DGHM Acquisition are hereinafter collectively referred to as the “Pending Acquisitions.”  The purchase agreements setting forth the terms and conditions applicable to the Pending Acquisitions are hereinafter collectively referred to as the “Acquisition Agreements,” and the parties to the Acquisition Agreements are hereinafter referred to collectively as the “Acquisition Parties.”

As used in this Agreement, the term “Material Adverse Effect” means (1) when used in respect of any matter relating to the Company or any of its subsidiaries, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (2) when used in respect of any matter relating to any Acquisition Company, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, its subsidiaries and the Acquisition Companies considered as one enterprise, whether or not arising in the ordinary course of business.

SECTION 1.  Representations and Warranties.

(a)  Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act, and on the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Company of any annual report on Form 10-K after the original filing of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

On the original effective date of the Registration Statement and on the date hereof (A) the Registration Statement and any amendments and supplements thereto complied and comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (B) neither the Registration Statement nor any amendment or supplement thereto included or includes an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as of its date or at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), did not contain and will not contain an untrue statement of a material fact nor omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

Each preliminary prospectus, Prospectus and Prospectus Supplement filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus, Prospectus and Prospectus Supplement delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                  Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)                               Independent Accountants.  The accountants who certified the financial statements and supporting schedules of the Company included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv)                              Financial Statements.  The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis substantially consistent with that of the audited financial statements included in the Registration Statement.  The allowances for loan losses of the Subsidiary Banks (as defined in (vii) below) are adequate based on management’s assessment of various factors affecting their respective loan portfolios, including a review of problem loans, business conditions, historical loss experience, evaluation of the quality of the underlying collateral and holding and deposit costs.

The pro forma information and the related notes thereto included in the Prospectus Supplement present fairly the information shown therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v)                                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has not been (i) a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (ii) to the Company’s knowledge, a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of any of the Acquisition Companies, whether or not arising in the ordinary course of business, which, individually or in the aggregate with all other such changes, is material to the Company, its subsidiaries and the Acquisition Companies considered as one enterprise, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, nor, to the Company’s knowledge, any transactions entered into by any Acquisition Company, other than those in the ordinary course of business, which are material with respect to the Company, its subsidiaries and the Acquisition Companies considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or, to the Company’s knowledge, by any Acquisition Company on any class of its capital stock.

(vi)                              Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of The Commonwealth of Massachusetts and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)                           Good Standing of Subsidiaries.  The Company does not directly or indirectly own any stock or other equity interest in any corporation, partnership, joint venture, unincorporated association or other entity other than Boston Private Bank & Trust Company, a trust company chartered by The Commonwealth of Massachusetts and Borel Private Bank and Trust Company, a California state banking corporation (together, the “Subsidiary Banks”), Westfield Capital Management Company, LLC, Sand Hill Advisors, Inc., Boston Private Value Investors, Inc., RINET Company, LLC and Coldstream Holdings, Inc. (the Subsidiary Banks and such other entities, other than Coldstream Holdings, Inc., being collectively referred to herein as the “subsidiaries”).  Each subsidiary of the Company has been duly organized and is validly existing as a corporation, trust company or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation or entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock or other equity interests of each of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are owned, directly or indirectly, by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and none of such shares or equity interests were issued in violation of the preemptive or similar rights of any security holder of such subsidiary.  No options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in any of the subsidiaries of the Company are outstanding.

(viii)                        Compliance with Applicable Banking Laws and Regulations.  The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  Each Subsidiary Bank and First State is a member of the Federal Reserve System and its deposit accounts are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent provided by law.  No proceeding for the termination of such insurance is pending or, to the Company’s knowledge, is threatened.  Except as disclosed in the Registration Statement and the Prospectus, none of the Company, each Subsidiary Bank and, to the Company’s knowledge, First State, is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive (other than orders or directives applicable to the banking industry as a whole) by, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions (other than board resolutions required by law or regulation and applicable to the banking industry as a whole) at the request of, federal or state governmental authorities charged with the supervision or regulation of national banking associations, savings banks, banks, savings and loan companies or associations, bank holding companies or savings and loan holding companies or engaged in the insurance of bank deposits (collectively, the “Bank Regulators”), none of the Company, each Subsidiary Bank and, to the Company’s knowledge, First State, has been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive or extraordinary supervisory letter, and none of the Company, each Subsidiary Bank and, to the Company’s knowledge, First State, is contemplating (A) becoming a party to any such written agreement, memorandum of understanding, commitment letter or similar undertaking with any Bank Regulator or (B) adopting any such board resolutions at the request of any Bank Regulator.

(ix)                                Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus Supplement in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, the Forward Agreement or the Acquisition Agreements or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus or upon conversion of the trust preferred securities the Company expects to issue in connection with the DGHM Acquisition).  The shares of issued and outstanding capital stock of the Company, including the Borrowed Securities to be purchased by the Underwriters from MLI, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Borrowed Securities, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(x)                                   Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xi)                                Authorization of Forward Agreement.  The Forward Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Forward Agreement conforms in all material respects to the description thereof in the Prospectus.

(xii)                             Authorization and Description of Securities.  The Company Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and the issuance of the Company Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xiii)                          Acquisition Agreements.  The Company has delivered to the Representatives a true and correct copy of each of the Acquisition Agreements, together with all related agreements and all schedules and exhibits thereto, and copies of all amendments, alterations, modifications or waivers of any of the provisions of any Acquisition Agreement have been delivered to the Representatives.  Each of the Acquisition Agreements has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and conforms to the descriptions thereof contained in the Prospectus.  To the Company’s knowledge, there is no event or condition that could materially and adversely affect the ability of any of the Company or the Acquisition Parties to consummate the Pending Acquisitions.

(xiv)                         Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or operating agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Forward Agreement and the consummation of the transactions contemplated in this Agreement, the Forward Agreement, the Acquisition Agreements and in the Registration Statement (including the issuance and sale of the Company Securities and the acquisition by the Company of the Acquisition Companies) and compliance by the Company with its obligations hereunder and under the Forward Agreement and the Acquisition Agreements have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or organizational documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv)                            Absence of Labor Dispute.  No labor dispute with the employees of the Company, any subsidiary or any Acquisition Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvi)                         Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, (a) which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or (b) which would reasonably be expected to result in a Material Adverse Effect, or (c) which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Registration Statement, the Prospectus, this Agreement, the Forward Agreement or any of the Acquisition Agreements or the performance by the Company or, to the knowledge of the Company, any of the Acquisition Parties, as applicable, of its obligations hereunder or thereunder; the aggregate of all pending legal, regulatory or governmental proceedings to which the Company, any of its subsidiaries or any of the Acquisition Companies is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xvii)                      Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xviii)                   Possession of Intellectual Property.  The Company, its subsidiaries and, to the knowledge of the Company, each of the Acquisition Companies own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xix)                           Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xx)                              Absence of Further Requirements.  Except as disclosed in the Prospectus, no filing with, or authorization, approval, consent, license, order, registration,

qualification or decree of, any court or governmental authority or agency is necessary or required for the due authorization, execution, delivery or performance by the Company of its obligations under this Agreement or the Acquisition Agreements or of the transactions contemplated hereby or thereby (including the offering, issuance or sale of the Securities hereunder, the consummation of the transactions contemplated by this Agreement and the acquisition by the Company of the Acquisition Companies), or except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xxi)                           Possession of Licenses and Permits.  The Company, its subsidiaries and, to the knowledge of the Company, each of the Acquisition Companies, possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company, its subsidiaries and, to the knowledge of the Company, each of the Acquisition Companies, are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Company, any of its subsidiaries or, to the knowledge of the Company, any Acquisition Company, has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii)                        Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii)                     Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” nor will it be an entity “controlled” by an “investment company”

as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiv)                    Environmental Laws.  Except as described in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the best knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxv)                       Nasdaq National Market Approval.  The Securities have been approved for designation upon notice of issuance on the Nasdaq National Market.

(xxvi)                    Taxes and Reports.  The Company, its subsidiaries and, to the knowledge of the Company, the Acquisition Companies, have filed all federal, state, local and foreign tax returns or reports required to be filed, and have paid in full all taxes indicated by said returns or reports and all assessments received by it or any of them to the extent that such taxes have become due and payable, except where the Company, its subsidiaries or, to the knowledge of the Company, any Acquisition Company, are contesting in good faith such taxes and assessments.  The Company and each Subsidiary Bank have also filed all required applications, reports, returns and other documents and information with all Bank Regulators, and no such application, report, return or other document or information contained, as of the date it was filed, an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading when made or failed to comply with the applicable requirements of the Bank Regulator with which such application, report, return, document or information was filed.

(xxvii)                 Internal Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and the rules of Bank Regulators, and to maintain accountability for assets; (C) access to records is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxviii)              Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the period covered by the most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established.  Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(xxix)                      Compliance with Sarbanes-Oxley Act of 2002.  The Company and, to the best of its knowledge, its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxx)                         Minute and Stock Record Books.  The minute books and stock record books of the Company and its subsidiaries are complete and correct and accurately reflect all material actions taken at meetings of the shareholders and directors of the Company and its subsidiaries, and of all committees thereof, including, without limitation, the loan committees and the audit committees of each Subsidiary Bank, and all issuances and transfers of any shares of the capital stock of the Company and the subsidiaries.

(xxxi)                      Insurance.  The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate in their respective businesses and consistent with insurance coverage maintained by similar companies and businesses, and as required by the rules and regulations of all governmental agencies having jurisdiction over the Company or either Subsidiary Bank, all of which insurance is in full force and effect.

(xxxii)                   Statistical and Market Data.  The statistical and market data contained in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes are reliable and accurate.

(b)  Representations and Warranties by MLI.  MLI represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter, as follows:

(i)                                     Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by MLI and, at the Closing Time, MLI will have full right, power and authority to sell, transfer and deliver the Borrowed Securities.

(ii)                                  Good and Marketable Title.  MLI will at the Closing Time have good and marketable title to the Borrowed Securities to be sold by it hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Securities and payment of the purchase price therefor as herein contemplated, assuming the Underwriters have no notice of any adverse claim, the Underwriters will receive good and marketable title to the Borrowed Securities purchased by them from MLI, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)  Initial Securities.  (i)  On the basis of the representations and warranties herein contained and subject to the terms and conditions set forth, the Company and MLI severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and MLI, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or MLI, as the case may be, which shall be the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(ii)                                  If the Company does not meet all of the conditions to effectiveness set forth in the Forward Agreement on or prior to the Closing Time, MLI may choose not to borrow and deliver for sale the number of Borrowed Securities set forth in Schedule B.  In addition, in the event that MLI is unable to borrow and deliver for sale under this Agreement all of the Borrowed Securities set forth in Schedule B or if, in its judgment, it is impracticable to do so, MLI shall only be required to deliver for sale the number of shares of Common Stock that it is able to borrow, if any.  Pursuant to Section 10(b), in either event the Company may deliver, in whole but not in part, a number of additional shares of Common Stock equal to the number of shares that MLI does not borrow and deliver.

(b)  Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 570,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than two full business days nor later than seven full business days after the exercise of said option unless otherwise agreed in writing by the parties hereto, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)  Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY  10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and MLI (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company and MLI by wire transfer of immediately available funds to bank accounts designated by the Company and MLI, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)  Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.  Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)  Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will promptly notify the Representatives in writing, (A) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus, any amended Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain as soon as possible the lifting thereof.

(b)  Filing of Amendments.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)  Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)  Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)  Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)  Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)  Listing.  The Company will use its reasonable best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

(j)  Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan (E) the issuance of trust preferred securities by the Company, (F) the issuance of shares of Common Stock by the Company in connection with the Pending Acquisitions, or (G) the issuance of shares of Common Stock by the Company to MLI under the Forward Agreement.

(k)  Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4.  Payment of Expenses.  (a)  Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Forward Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the designation of the Securities on the Nasdaq National Market, and (xii) the fees and expenses relating to the Forward Agreement.

(b)  Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and MLI contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)  Effectiveness of Registration Statement.  The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b)  Opinion of Counsel for Company.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Goodwin Procter LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)  Opinion of General Counsel for the Company.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Megan Chambers, General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d)  Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may reasonably require.  In giving such opinion such counsel may rely, as to all matters governed by laws other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)  Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, either (i) a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (ii) to the Company’s knowledge, a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of any of the Acquisition Companies, whether or not arising in the ordinary course of business, which, individually or in the aggregate with all other such changes, is material to the Company, its subsidiaries and the Acquisition Companies considered as one enterprise, and the Representatives shall have received a certificate of the chief executive officer of the Company and of the chief financial officer of the Company, dated as of Closing Time, to the effect that (i) there has been neither such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements entered into in connection with the transactions contemplated herein and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of such officers, are contemplated by the Commission.

(f)  Accountants’ Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g)  Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h)  Approval of Listing.  At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

(i)  No Objection.  On or prior to the date of this Agreement, the NASD shall have confirmed that it will not raise any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)  Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

(k)  Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the chief executive officer of the Company and of the chief financial officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Opinion of Counsel for Company.  The opinion of Goodwin Procter LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)                               Opinion of General Counsel for the Company.  The favorable opinion of Megan Chambers, General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)                              Opinion of Counsel for Underwriters.  The favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)                                 Bring-down Comfort Letter.  A letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(l)  Additional Documents.  At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m)  Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)  Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless MLI and each Underwriter and each person, if any, who controls MLI or any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and their respective partners, directors, officers, employees or agents or any such control person as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b)  Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company (which benefits shall include the proceeds to be received by the Company under the Forward Agreement) on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company under the Forward Agreement) and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, partners and selling agents have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section 7 shall not affect any agreement among the Company with respect to contribution.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.

(a)  Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, (x) a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (y) a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of any of the Acquisition Companies, whether or not arising in the ordinary course of business, which, individually or in the aggregate with all other such changes, is material to the Company, its subsidiaries and the Acquisition Companies considered as one enterprise or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal, New York or California authorities or (vi) if MLI is relieved of its obligations hereunder pursuant to the proviso regarding MLI in Section 2(a)(ii) hereof and the Company fails to deliver a number of Common Shares equal to the number of shares that MLI does not deliver, pursuant to Section 10(b) hereof.

(b)  Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters; Non-Delivery by MLI.  (a)  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and MLI shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

(b)  In the event that (1) the Company does not meet all of the conditions to effectiveness set forth in the Forward Agreement on or prior to the Closing Time or (2) MLI is unable to borrow and deliver for sale under this Agreement all of the Borrowed Securities set forth in Schedule B or if, in its judgment, it is impracticable to do so, the Company may deliver in whole but not in part (but is not required to under this Agreement), a number of Common Shares equal to the number of shares that MLI does not deliver.  The Company shall notify the Representatives in writing of its election no later than the Closing Time.  In the event that the Company elects to deliver an additional number of shares Common Stock pursuant to this Section 10(b), each of the Representatives and the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 11.  Default by the Company.  (a)  If the Company shall fail at Closing Time to deliver or at the Date of Delivery to sell the number of Company Securities that it is obligated to sell hereunder or if MLI elects not to deliver the Borrowed Securities because the Company has failed to meet the conditions to effectiveness set forth in the Forward Agreement on or prior to the Closing Time and the Company elects not to deliver additional shares of Common Stock to cover such deficiency pursuant to Section 10(b), then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections  4, 6, 7 and 8 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

(b)  MLI shall have no liability whatsoever to the Company, the Underwriters or any other party if MLI (i) elects not to deliver the Borrowed Securities because the Company has failed to meet all of the conditions to effectiveness set forth in the Forward Agreement or (ii) is unable to borrow and deliver for sale the Borrowed Securities or if, in its sole judgment, it is impracticable to borrow and deliver for sale the Borrowed Securities.

SECTION 12.  Tax Disclosure.  Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 13.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Merrill Lynch & Co. at 4 World Financial Center, New York, New York 10080, attention of Jay C. Horgan, and to Sandler O’Neill Partners, L.P. at 919 Third Avenue, 6th Floor, New York, New York 10022, attention of Catherine A. Lawton; and notices to the Company shall be directed to it at Boston Private Financial Holdings, Inc., 10 Post Office Square, Boston, Massachusetts 02109, attention of Margaret W. Chambers, Senior Vice President and General Counsel.

SECTION 14.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and MLI and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and MLI and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and MLI and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.  Governing Law and Time.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.  Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 17.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and MLI a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and MLI and in accordance with its terms.

Very truly yours,

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ Walter M. Pressey
Name: Walter M. Pressey
Title: President and Chief Financial Officer

MERRILL LYNCH INTERNATIONAL

By:	/s/ Marcella Vullo
Name: Marcella Vullo
Title: Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ John Erickson
John Erickson, Vice President

SANDLER O’NEILL & PARTNERS, L.P.

By:	SANDLER O’NEILL & PARTNERS CORP. the sole general partner

By:	/s/ Catherine A. Lawton
Catherine A. Lawton, Vice President

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,215,500
Sandler O’Neill & Partners, L.P.	965,250
Advest, Inc.	464,750
RBC Dain Rauscher Inc.	464,750
SunTrust Capital Markets, Inc.	464,750
FIG Partners, LLC	75,000
Ryan Beck & Co.	75,000
Sterne, Agee & Leach, Inc.	75,000
Total	3,800,000

A-1

SCHEDULE B

Boston Private Financial Holdings, Inc.

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Boston Private Financial Holdings, Inc.	1,500,000	570,000

Merrill Lynch International	2,300,000	—

Total	3,800,000	570,000

B-1

SCHEDULE C

Boston Private Financial Holdings, Inc.

3,800,000 Shares of Common Stock
(Par Value $1.00 Per Share)

1.                                       The public offering price per share for the Securities, determined as provided in Section 2, shall be $24.25.

2.                                       The purchase price per share for the Securities to be paid by the several Underwriters shall be $22.89, being an amount equal to the public offering price set forth above less $1.36 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

C-1

SCHEDULE D

List of persons and entities subject to lock-up

Herbert S. Alexander

Arthur J. Bauernfeind

Peter C. Bennett

Eugene S. Colangelo

Harold A. Fick

Ronald G. Fick

Kathy M. Graveline

Lynn Thompson Hoffman

Richard I. Morris, Jr.

Walter M. Pressey

Allen Sinai

Richard N. Thielen

Timothy L. Vaill

D-1